Exhibit 99.2

THE FIRST MARBLEHEAD CORPORATION

Restricted Stock Unit Agreement Granted Under
2011 Stock Incentive Plan (the “Plan”)

1)	Grant of Award.

This Agreement evidences the grant by The First Marblehead Corporation, a Delaware corporation (the “Company”), on [date] (the “Grant Date”) to [name] (the “Participant”) of [number] restricted stock units of the Company (individually, an “RSU” and collectively, the “RSUs”).  Each RSU represents the right to receive one (1) share of the common stock, $0.01 par value per share, of the Company (“Common Stock”) as provided in this Agreement.  The shares of Common Stock that are issuable or issued upon vesting of the RSUs, as the context may require, are referred to in this Agreement as “Shares.”

2)           Vesting; Forfeiture.

a)      Except as otherwise provided in Section 2(b) and Section 8(a) below, this award shall vest as to [vesting schedule] (each, a “Vesting Date”).  Any fractional RSUs resulting from the application of the foregoing vesting schedule will be disregarded and the actual number of RSUs becoming vested on any Vesting Date will cover only the full number of RSUs determined by applying the foregoing vesting schedule.

b)      In the event that the Participant’s employment with the Company is terminated by reason of death or disability, this award shall be fully vested and the date that the Participant’s employment terminates shall be a Vesting Date.  For purposes of this Section 2(b), “disability” shall mean the inability of the Participant, due to a medical reason, to carry out his or her duties as an employee of the Company for a period of six (6) consecutive months, as determined by the Board of Directors of the Company (the “Board of Directors”) in its sole and absolute discretion.  In addition, if the Participant’s employment with the Company is terminated by the Company for a reason other than “Cause” (as defined below), then the number of RSUs which shall be vested shall be determined as though the Participant’s employment had terminated on the day that follows the anniversary of the Grant Date that next follows the date of actual termination.  For purposes of this Section 2(b), “Cause” shall mean unsatisfactory job performance, willful misconduct, fraud, gross negligence, disobedience or dishonesty, in each case as determined by the Board of Directors in its sole and absolute discretion.

c)      For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

d)      The Participant agrees not to engage in a Competitive Action (as defined below) from the date hereof through the first anniversary of the date of termination of the Participant’s employment with the Company, regardless of the reason for termination of employment (whether voluntary or involuntary).

e)      The RSUs and the Shares, including Shares previously delivered to the Participant on any Settlement Date (as defined below), shall be subject to the following forfeiture and recapture provisions, in addition to the other forfeiture and recapture provisions set forth in this Agreement:

i)      In the event that the Participant engages in a Competitive Action, enters into, or has entered into, an agreement (written, oral or otherwise) to engage in a Competitive Action or has engaged in Misconduct (as defined below) prior to the initial Settlement Date and which is discovered or acted upon by the Company on or prior to the initial Settlement Date, the Participant shall forfeit all RSUs and shall have no further rights with respect to such RSUs or any Shares not yet delivered to the Participant.

ii)  In the event that the Participant engages in a Competitive Action, enters into, or has entered into, an agreement (written, oral or otherwise) to engage in a Competitive Action or has engaged in Misconduct on or prior to the first anniversary of the Participant’s termination of employment with the Company but which in each case is not discovered or acted upon by the Company until on or after any Settlement Date, then (A) the Participant shall forfeit all RSUs that remain unvested and shall have no further rights with respect to such RSUs or any Shares to be delivered on a Settlement Date but not yet delivered to the Participant and (B) the Participant shall pay to the Company, upon demand by the Company, an amount equal to (x) the value, as of each Settlement Date, of the number of Shares previously delivered to the Participant on each such Settlement Date, (y) the value of all dividends, if any, paid to the Participant in respect of the Shares previously delivered to the Participant on any Settlement Date and (z) all reasonable costs (including attorneys’ fees) incurred by the Company in enforcing the provisions of this Section 2(e)(ii).  The Participant may satisfy the payment obligation to the Company of the portion due under (x) above by returning the Shares previously delivered to the Participant on all Settlement Dates, provided that any amounts due under (y) and/or (z) above must be remitted to the Company in addition to the return of such Shares.

iii)      The Participant acknowledges that the restrictions on engaging in Competitive Action and Misconduct, in view of the purposes of the Plan, including, without limitation, the alignment of the interests of the Participant and the Company, and the nature of the business in which the Company is engaged, are reasonable in scope (as to both the temporal and geographical limits) and necessary in order to protect the legitimate business interests of the Company and its goodwill. The Participant further acknowledges that engaging in a Competitive Action or Misconduct is contrary to the interests of the Company, would result in irreparable injuries to the Company and would cause loss in an amount that cannot be readily quantified.  The amounts forfeited or required to be paid to the Company under this Section 2(e) are reasonable and do not and are not intended to constitute actual or liquidated damages nor shall they be characterized as such.  Furthermore, if the Participant engages in Misconduct, then the Company shall be entitled to, and reserves the right to, pursue any other legal or equitable remedies in addition to the right to receive the forfeitures and/or payments pursuant to this Section 2(e).

iv)  For purposes of this Section 2, the Participant will be deemed to engage in a “Competitive Action” if, either directly or indirectly, the Participant:

A) engages or assists others in engaging in any business or enterprise in the United States (whether as owner, partner, joint venturer, officer, director, employee, consultant, contractor, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that competes or intends to compete in any way with the department, division or unit of the Company for which the Participant works or worked, for which the Participant performs or performed services or about which the Participant has or had access to proprietary or confidential information of the Company in the course of his/her employment with the Company;

B) on his/her own behalf or on behalf of any third person or entity, and whether through his/her own efforts or by assisting any other person or entity (including, any person employed by or associated with any entity with whom the Participant becomes employed or associated) (x) participates in the solicitation for employment, attempt to hire or hiring of any person or entity employed or otherwise retained or engaged by the Company or any subsidiary or parent of the Company, (y) hires, employs or engages any person or entity employed or otherwise retained or engaged by the Company or any subsidiary or parent of the Company or (z) encourages or induces any person employed or otherwise retained or engaged by the Company or any subsidiary or parent of the Company to terminate his/her employment, consultancy or other relationship with the Company or any subsidiary or parent of the Company; provided, however, that this Section 2(e)(iv)(B) will not apply to the solicitation, hiring or engagement of any person or entity whose employment or engagement with the Company or any subsidiary or parent of the Company has been terminated for a period of six (6) months or longer;

C) on his/her own behalf or on behalf of any third person or entity, and whether through his/her own efforts or by assisting any other person or entity (including, any person employed by or associated with any entity with whom the Participant becomes employed or associated), induces or attempts to induce (including, without limitation, by soliciting business from or performing services for) any customer, client, supplier, consultant, licensee or business relation of the Company or any subsidiary or parent of the Company (x) to cease doing business with the Company or any subsidiary or parent of the Company, (y) to reduce the level of business he/she/it performs with the Company or any subsidiary or parent of the Company, or (z) to divert resources away from the Company or any subsidiary or parent of the Company;

D) makes use of, or attempts to make use of, the property or proprietary or confidential information of the Company or any subsidiary or parent of the Company, other than in the course of the performance of services to the Company or any subsidiary or parent of the Company or at the direction thereof; or

E) violates any agreement between the Participant and the Company or any subsidiary or parent of the Company relating to the non-disclosure of proprietary or confidential information of the Company or any subsidiary or parent of the Company or the assignment of intellectual property to the Company or any subsidiary or parent of the Company.

The determination as to whether the Participant has engaged in a Competitive Action shall be made by the Board of Directors in its sole and absolute discretion.  The Board of Directors’ exercise or nonexercise of such discretion with respect to any particular event or occurrence by or with respect to the Participant or any other recipient of stock options, restricted stock units, other awards under the Plan or other securities of the Company shall not in any way reduce or eliminate the authority of the Board of Directors to determine that any event or occurrence by or with respect to the Participant constitutes engaging in a Competitive Action or the related Competitive Action date.

v)  For purposes of this Section 2, the Participant has engaged in “Misconduct” if the Participant, during Participant’s employment with the Company, has engaged in an act which would, in the judgment of the Board of Directors, constitute fraud that could be punishable as a crime or embezzlement against either the Company or any subsidiary or parent of the Company. The determination as to whether the Participant has engaged in Misconduct shall be made by the Board of Directors in its sole and absolute discretion. The Board of Directors has sole and absolute discretion to determine whether, notwithstanding its determination that Participant has engaged in Misconduct, recapture or forfeiture as provided herein shall not occur. The Board of Directors’ exercise or nonexercise of such discretion with respect to any particular event or occurrence by or with respect to the Participant or any other recipient of stock options, restricted stock units, other awards under the Plan or other securities of the Company shall not in any way reduce or eliminate the authority of the Board of Directors to determine that any event or occurrence by or with respect to the Participant constitutes an act of Misconduct or the related Misconduct date.

vi) The Participant hereby agrees to notify the Company within ten (10) days of commencing any employment or other service provider relationship with any company or business through the first anniversary of the date of termination of the Participant’s employment with the Company, specifying in reasonable detail (A) the name of such company or business and the line of business in which it is engaged, and (B) the Participant’s position or title and the types of services to be rendered by the Participant in such position or title.  The Participant hereby acknowledges that this notice requirement is reasonable and necessary for the Company to enforce the provisions of this Section 2. Furthermore, if the Participant fails to so notify the Company, the Participant shall be required to repay (at the Board of Directors’ sole and absolute discretion) to the Company the amounts described in Section 2(e)(ii) as if the Participant had engaged in a Competitive Action, together with all reasonable costs (including attorneys’ fees) incurred by the Company in enforcing the provisions of this Agreement, unless the Participant can provide dispositive evidence, which shall be determined in the Board of Directors’ sole and absolute discretion, that a Competitive Action did not occur.

[f)           Notwithstanding any other provision of this Agreement, all of the RSUs and all Shares are further subject to the Compensation Recoupment Policy (as may be amended from time to time, the “Policy”) adopted by the Board of Directors of the Company and its Compensation Committee.  If the Board of Directors or its Compensation Committee determines in its sole and absolute discretion that it may seek recoupment from the Participant of all or a portion of the RSUs or such Shares pursuant to the Policy, then the Board of Directors or its Compensation Committee may, without any further action on the part of the Participant, provide that all or a portion of the RSUs (whether vested or unvested) or such Shares be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, or take such other action with respect to the RSUs and such Shares as may be permitted under the Policy.]

3)           Distribution of Shares.

a)  The Company will distribute to the Participant (or to the Participant’s estate in the event that his or her death occurs before distribution of the corresponding Shares to be delivered after a Vesting Date), as soon as administratively practicable after each Vesting Date (each such date of distribution is hereinafter referred to as a “Settlement Date”), but in no event later than 60 days after such Vesting Date, the Shares to be delivered to the Participant upon the vesting of RSUs that vested on such Vesting Date.

b)  The Company shall not be obligated to issue to the Participant the Shares to be delivered after the vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

4)           Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution.

5)           Dividend and Other Stockholder Rights.

Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder, including any rights to receive dividends or other distributions declared and paid by the Company, until any such RSU has vested and the corresponding Shares have been delivered to the Participant.

6)           Provisions of the Plan; Reorganization Event.

a)  This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

b)  Upon the occurrence of a Reorganization Event (as defined in the Plan, provided that such event also constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the Company’s assets for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), each RSU (whether vested or unvested) shall become the right to receive the cash, securities or other property that a share of Common Stock was converted into

1 Applicable exclusively to agreements entered into by executive officers of the Company that are subject to the Compensation Recoupment Policy.

or exchanged for pursuant to such Reorganization Event.  If, in connection with such a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the shares of Common Stock is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow with respect to the RSUs shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property payable with respect to the RSUs that is not subject to escrow.  Notwithstanding the foregoing provisions, this award shall be fully vested if, on or prior to the second anniversary of the date of the consummation of such Reorganization Event, the Participant’s employment with the Company or the Company’s successor is terminated for Good Reason (as defined below) by the Participant or is terminated without Cause (as defined below) by the Company or the Company’s successor.

c)  For purposes of this Section 6, (i) “Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or any material reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event, provided that such diminution, reduction or relocation is not cured within 30 days of written notice to the Company from the Participant, and (ii) “Cause” shall mean any (A) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (B)  willful misconduct by the Participant which affects the business reputation of the Company.

[d)  Any contrary provision of the Plan notwithstanding, the Company may amend the terms of this Agreement pursuant to the Policy and as permitted pursuant to Section 2(f) of this Agreement.]

7)           Withholding Taxes; Section 83(b) Election.

a)  No Shares will be delivered pursuant to the vesting of an RSU unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this award.

b)  The Participant acknowledges that no election under Section 83(b) of the Code may be filed with respect to this award.

8)           Miscellaneous.

a)  No Rights to Employment; Forfeiture of Unvested RSUs upon Employment Termination.  The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 of this Agreement is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing Shares hereunder).  The Participant further acknowledges and agrees that (i) the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all and (ii) in the event that the Participant ceases to be employed by the Company for any reason or no reason, except as otherwise provided in Section 2 or Section 6 of this Agreement, all of the RSUs that are unvested as of the time of such employment termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such termination.

b)  Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other

2 Applicable exclusively to agreements entered into by executive officers of the Company that are subject to the Compensation Recoupment Policy.

provision of this Agreement shall be severable and enforceable to the extent permitted by law.  For the avoidance of doubt, if any restriction set forth in Section 2 of this Agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it will be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

c)  Waiver.  Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Company. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

d)  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

e)  Notice.  All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five (5) days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the last known address of such person or at such other address as either party shall designate to the other in accordance with this Section 8(e).

f)  Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

g)  Entire Agreement.  This Agreement[and the Plan][, the Plan and the Policy]3constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.  For the avoidance of doubt, nothing herein is intended to supersede any obligation of the Participant under any agreement with the Company relating to matters of confidentiality, non-disclosure, inventions, non-solicitation and/or non-competition.

h)  Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

i)  Governing Law and Forum.  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.  Any action, suit or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement will be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Participant each consents to the exclusive jurisdiction of such a court.  Both the Participant and the Company waive the right to a trial by jury with respect to any matter arising under or relating to any provision of this Agreement.

j)  Participant’s Acknowledgments.  The Participant acknowledges that he or she: (i) has read this Agreement[and the Plan][, the Plan and the Policy]4; (ii) understands the terms and consequences of this Agreement, including Section 2(e) and Section 8(m) of this Agreement, [and the Plan][the Plan and the Policy] 5; (iii) is fully aware of the legal and binding effect of this Agreement; and

3 Applicable exclusively to agreements entered into by executive officers of the Company that are subject to the Compensation Recoupment Policy.

4 Applicable exclusively to agreements entered into by executive officers of the Company that are subject to the Compensation Recoupment Policy.

5 Applicable exclusively to agreements entered into by executive officers of the Company that are subject to the Compensation Recoupment Policy.

(iv) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, has acted as counsel to the Company in connection with this Agreement, and is not acting as counsel for the Participant.

 k)  Unfunded Rights.  The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company.  The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.

 l)  Section 409A.  If and to the extent any portion of any distribution of Shares hereunder to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting this award) agrees that he or she is bound, such portion of the distribution shall not be paid before the day that is six (6) months plus one (1) day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit.  The aggregate of any Shares that otherwise would have been distributed to the Participant during the period between the date of separation from service and the New Payment Date shall be distributed to the Participant in a lump sum on such New Payment Date, and any remaining distributions will be made on their original schedule.  The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or distributions under this award are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

 m)  Regulatory Condition.  Notwithstanding anything to the contrary in this Agreement, any distribution, acceleration, vesting or payment of benefits to a Participant pursuant to this Agreement or otherwise, is and shall be subject to and conditioned upon prior compliance with all applicable regulatory provisions and requirements, including without limitation the prior regulatory approval requirements, if applicable, of the Board of Governors of the Federal Reserve System (including, without limitation, the Federal Reserve Bank of Boston), the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE FIRST MARBLEHEAD CORPORATION

By:
[Name] [Title]

_____________________________
[Name]